UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2005

METROPCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-111470	75-2550006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8144 Walnut Hill Lane Suite 800 Dallas, Texas	75231
(Address of principal executive offices)	(Zip Code)

(214) 265-2550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Royal Street Communications, LLC (“Royal Street”), a Delaware limited liability company in which MetroPCS, Inc. (the “Company”) indirectly owns an 85% non-controlling interest, is the high bidder on certain wireless personal communications services (“PCS”) licenses in the recently closed Auction 58 held by the Federal Communications Commission. The market areas covered by the licenses include approximately 20.7 million in population based on governmental statistics. Royal Street was the high bidder for PCS licenses covering the following basic trading areas (“BTAs”): Los Angeles, California; Orlando, Jacksonville, Gainesville, Lakeland-Winter Haven, and Melbourne-Titusville, Florida. Royal Street’s gross winning bids were $387,443,000. Royal Street participated in Auction 58 as a very small business eligible for bidding discounts and the net winning bids for the licenses, after discount, would be $293,599,250.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS, INC.

Date: February 18, 2005	By:	/s/ J. Lyle Patrick
	Name:	J. Lyle Patrick
	Title:	Vice President and Chief Financial Officer